040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske	20150070294-40
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/17/2015 10:34 AM
	Entity Number E0079412015-3

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: IWEB INC.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☐ Noncommercial Registered Agent (name and address below) **OR** ☒ Office or Position with Entity (name and address below)

DMITRIY KOLYVAYKO
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City		Zip Code
8952 BRACKEN CLIFT CT	LAS VEGAS	Nevada	89129

Mailing Address (if different from street address)	City		Zip Code
8952 BRACKEN CLIFT CT	LAS VEGAS	Nevada	89129

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.00010 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) DMITRIY KOLYVAYKO
Name

Street Address	City	State	Zip Code
8952 BRACKEN CLIFT CT	LAS VEGAS	NV	89129

2) ______
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) ☒ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

DMITRIY KOLYVAYKO
Name

X DMITRIY KOLYVAYKO
Incorporator Signature

Address	City	State	Zip Code
8952 BRACKEN CLIFT CT	LAS VEGAS	NV	89129

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X DMITRIY KOLYVAYKO
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

2/17/2015
Date

This form must be accompanied by appropriate fees.